UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 5, 2006, Applied Materials, Inc. (“Applied”) disclosed in this Form 8-K that its Board of Directors (the “Board”) reappointed Charles Y.S. Liu as a member of the Board’s Audit Committee (the “Audit Committee”) on May 2, 2006. Mr. Liu has been a member of the Board since September 14, 2005. Mr. Liu previously served as a member of the Audit Committee from December 14, 2005 to March 17, 2006.

Mr. Liu’s reappointment to the Audit Committee follows Applied’s receipt of a letter from The Nasdaq Stock Market (“Nasdaq”) dated April 18, 2006, which stated that after reviewing additional information, Nasdaq had determined that the Board was not precluded by Nasdaq Marketplace Rule 4200(a)(15)(B)(i) from finding that Mr. Liu was an independent director. Nasdaq rescinded its earlier finding (stated in its March 17, 2006 letter to Applied) on Mr. Liu’s eligibility to be an independent director, and ability to serve as a member of the Audit Committee under Nasdaq Marketplace Rule 4350(d)(2). Nasdaq’s March 17, 2006 letter was disclosed in a Current Report on Form 8-K filed by Applied on March 20, 2006.

On May 2, 2006, following a recommendation by the Corporate Governance and Nominating Committee of the Board, the Board determined that no relationship existed that would impair Mr. Liu’s independence and that Mr. Liu met the criteria for independence required of all audit committee members under Nasdaq Marketplace Rule 4350(d)(2).

The information in this Form 8-K shall not be incorporated by reference into any filing of Applied, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: May 5, 2006

	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President
General Counsel and Corporate Secretary